                                                                       EXHIBIT 4
                           STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made and entered into as of the 30th day of April, 1997, by and among National Environmental Service Co., an Oklahoma Corporation (the "Company") whose principal offices are located at 12331 East 60th Street, Tulsa, Oklahoma, 74146, Edward Dallin Bagley, whose address is 8 Shadow Wood Lane, Sandy, Utah, 84092; Bruce Whaley, whose address is 6822 Vista Grande Drive, Salt Lake City, Utah 84121; Callaway Enterprises whose address is 6822 Vista Grande Drive, Salt Lake City, Utah 84121; and J. Kent Holland, Trustee of the Bruce Whaley Family Trust whose address is 623 E. 100 S., Salt Lake City, Utah 84102 (collectively referred to herein as the "Purchasers").

     WHEREAS, Purchasers desire to purchase from the Company, and the Company desired to issue and sell to the Purchasers, 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and options to acquire an additional 500,000 shares of Common Stock (such shares of Common Stock and such options are sometimes hereinreferred to as the "Securities");

     NOW, THEREFORE, in consideration of the mutual agreements and commitments set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   AUTHORIZATION AND SALE OF THE SHARES

     1.1 Authorization. The Company has authorized the issuance pursuant to the terms and conditions hereof of up to 1,000,000 shares of its Common Stock plus options to purchase an additional 500,000 shares of its Common Stock.

     1.2 Sale. Subject to the terms and conditions hereof, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, that number of shares of Common Stock and options (the "Options") to purchase that number of additional shares of Common Stock specified opposite his name below at an aggregate purchase price indicated below.

                         Number of Shares  Number of Shares     Aggregate
       Purchaser            Purchased      Subject to Option  Purchase Price
       ---------         ----------------  -----------------  --------------

Edward Dallin Bagley          900,000           450,000           $900,000

Callaway Enterprises           50,000            25,000           $ 50,000

Bruce Whaley                   25,000            12,500           $ 25,000

J. Kent Holland,               25,000            12,500           $ 25,000
 Trustee of the Bruce
 Whaley Family Trust

     1.3 Terms of Options. Each of the Purchasers is hereby granted option to purchase the number of shares of Common Stock indicated in Section 1.2 above (the "Option Shares"). No exercise as to a portion of the Option Shares shall preclude a later exercise or exercises as to additional portions. The Option shall be exercisable at any time or times on or prior to April 30, 1999. The Options shall be subject to the following terms and conditions:

          a.  Exercise Price.  The price to be paid for each of the Option
              --------------
     Shares with respect to which the Option is exercised, shall be $1.50 per share (the "Exercise Price"). Payment of the Exercise Price for the number of Option Shares as to which the Option is being exercised shall be by cash or check and in full on the date of exercise.

          b.  Notice of Exercise.  The exercise of the Option shall be by
              ------------------
     written notice to the Company. Each such notice shall state the number of Option Shares with respect to which the Option is being exercised and shall specify a date, not less than five nor more than ten days after the date of such notice, as the date on which the Shares will be delivered and payment made therefor at the principal offices of the Company. If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice, then the date for delivery of such Option Shares against payment therefor shall be extended for the period necessary to take such action.

          c.  Investment Representation.  If the issuance of Option Shares
              -------------------------
     issued pursuant to exercise of the Option has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), each Purchaser agrees to represent and warrant in writing at the time of any exercise of the Option or any portion thereof that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and further agrees that Option Shares so acquired may be appropriately legended and will be sold or transferred only in accordance with the rules and regulations of the Securities and Exchange Commission or any applicable law, regulation, or rule of any governmental agency.

          d.  Adjustment in the Event of Extraordinary Event.  In the event of a
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     merger, consolidation, reorganization, recapitalization, stock dividend, stock split (other than the Stock Split) or other change in the structure or capitalization of the Company, the number of Option Shares and the exercise price shall be subject to appropriate adjustments.

2.   CLOSING DATE; DELIVERY

     2.1 Closing Date. The closing of the purchase and sale of the Securities shall be held at the offices of the Company, at 12331 East 60th Street, Tulsa, Oklahoma, 74146, on April 30, 1997 or at such other time and place as the Company and the Purchasers may agree. The closing referred to in this Section
2.1 is hereinafter referred to as a "Closing" and the date of the Closing is hereinafter referred to as a "Closing Date."

     2.2 Delivery. At the Closing, subject to the terms of this Agreement, the Company will deliver to the Purchasers certificates evidencing the Common Stock to be purchased from the Company, against payment at the Closing of the purchase price therefor by a check or checks, payable to the order of the Company.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchasers as follows:

     3.1 Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Oklahoma and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its business conducted or the character of its properties owned or leased makes such qualification, licensing or domestication necessary at this time except in those jurisdictions where the failure to be so qualified or licensed and in good standing does not and will not have a materially adverse effect on the Company, the conduct of its business or the ownership or operation of its properties.

     3.2 Corporate Power. The Company has now, and will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement, to sell the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement.

     3.3  Authorization

          (a) All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the sale and issuance of the Securities pursuant thereto and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by

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

     bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

          (b) The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that such shares will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

          (c) No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance of the Securities or of any other capital stock of the Company.

     3.4 Disclosure Materials. The Company has provided to each Purchaser a copy of the Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the year ended December 31, 1996, a copy of its Annual Report to Shareholders of the Company covering the year ended December 31, 1996, a copy of the Company's quarterly report on Form 10-QSB as filed with the Securities and Exchange Commission for the three months ended March 31, 1997, and a copy of the Company's Proxy Statement prepared in connection with the Company's annual meeting of shareholders to be held June 12, 1997. The said materials are referred to herein collectively as the "Disclosure Materials."

4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT

     4.1 Representations and Warranties by Purchaser. Each Purchaser severally represents and warrants to the Company as follows:

          (a) He is experienced in evaluating and investing in companies such as the Company.

          (b) He has received and reviewed copies of the Disclosure Materials. He has had the opportunity to discuss the Company's business, management and financial affairs with its President and its Chief Financial Officer. Each Purchaser understands that such discussions, as well as the Disclosure Materials and any other written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

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

          (c) The Securities are being acquired for such Purchaser's own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

          (d) Each Purchaser understands that the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Sections 3(b) or 4(2) thereof, and that they must be held by him indefinitely and he must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

          (e) Such Purchaser has the full right, power and authority to enter into and perform this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon him except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

          (f) Such Purchaser is an accredited investor as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission.

     4.2 Legends. Each certificate representing the shares of Common Stock purchased hereby and each certificate representing shares of Common Stock which may be issued pursuant to any exercise of the Option may be endorsed with the following legends:

          (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE OKLAHOMA SECURITIES ACT. NEITHER THE RECORD NOR THE BENEFICIAL OWNERSHIP OF SAID SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SAID SHARES UNDER BOTH OF SAID ACTS AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR RULES UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS ARE AVAILABLE WITH RESPECT TO SUCH SALE OR TRANSFER AND SAID SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID EXEMPTIONS.

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

          (b)  Any other legend required by any state securities laws.

The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless one of the conditions specified in each of the foregoing legends is satisfied.

5.   MISCELLANEOUS

     5.1 Waivers and Amendments. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     5.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Oklahoma.

     5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     5.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.

     5.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to a Purchaser, at such Purchaser's address set forth above, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth above, or at such other address as the Company shall have furnished to you in writing in accordance with this Section 5.5.

     5.6 Separability. In case any provision of this Agreement not material to the benefits intended to be conferred hereby shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.7 Other Documents. The parties to this Agreement shall in good faith execute such other and further instruments, assignments or documents as may be necessary or advisable to carry out the transactions contemplated by this Agreement.

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

     5.8 Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. References herein to exhibits to this Agreement shall be deemed to incorporate such exhibits by reference.

     5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and which shall become effective when there exist copies signed by the Company and by you.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives effective as of the date set forth on the first page hereof.

                                NATIONAL ENVIRONMENTAL SERVICE CO.
                                By  /s/Eddy Patterson
                                  ----------------------------------------------
                                    Eddy Patterson, President


                                    /s/Edward Dallin Bagley
                                ------------------------------------------------
                                    Edward Dallin Bagley


                                    /s/Bruce Whaley
                                ------------------------------------------------
                                    Bruce Whaley


                                CALLAWAY ENTERPRISES
                                By  /s/Bruce Whaley
                                  ----------------------------------------------
                                Name:  Bruce Whaley
                                     -------------------------------------------
                                Position: General Partner
                                         ---------------------------------------

                                    /s/J. Kent Holland
                                ------------------------------------------------
                                J. Kent Holland, Trustee of the Bruce Whaley
                                Family Trust

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